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                                                                   EXHIBIT 23(E)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption of "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Southern National Corporation for the registration of 57,887,840 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1994, with respect to the 1993 financial statements and schedule of Commerce Bank included in its Annual Report (Form F-2) for the year ended December 31, 1993, filed with the Securities and Exchange Commission as
Exhibit 99.3 to the Current Report on Form 8-K of Southern National Corporation dated November 14, 1994.

                                          Ernst & Young LLP

Richmond, Virginia
November 14, 1994